Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Allarity Therapeutics, Inc. of our report dated March 7, 2024, relating to the consolidated financial statements of Allarity Therapeutics, Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

March 25, 2024